Exhibit 4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Development Bank of Japan Inc.:

We have audited the accompanying consolidated balance sheets of Development Bank of Japan (the “Bank”) and consolidated subsidiaries as of September 30, 2008 and March 31, 2008, and the related consolidated statements of operations, changes in equity, and cash flows for the six-month period ended September 30, 2008 and the year ended March 31, 2008, respectively, all expressed in Japanese yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and consolidated subsidiaries as of September 30, 2008 and March 31, 2008, and the consolidated results of their operations and their cash flows for the six-month period ended September 30, 2008 and the year ended March 31, 2008, respectively, in conformity with accounting principles generally accepted in Japan.

As discussed in Note 26 to the consolidated financial statements, Development Bank of Japan was dissolved and Development Bank of Japan Inc. was established on October 1, 2008.

Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu

January 30, 2009

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Assets
Cash and Due from banks (Note 2(b) and 25(f))	¥206,530	¥182,916	$1,994,113
Reverse Repurchase Agreements (Note 3(3))	156,998	136,925	1,515,869
Money Held in Trust (Note 25)	65,153	74,469	629,072
Securities (Notes 3, 12 and 25)	558,042	549,117	5,388,071
Loans (Note 4)	11,264,211	11,470,456	108,759,403
Other Assets (Note 5 and 22)	56,776	64,054	548,196
Tangible Fixed Assets (Note 6)	35,733	35,723	345,020
Intangible Fixed Assets	4,218	1,429	40,731
Customers’ Liabilities for Acceptances and Guarantees	102,067	126,833	985,495
Allowance for Loan Losses (Note 7)	(156,485)	(111,828)	(1,510,916)
Allowance for Investment Losses	(3,742)	(3,121)	(36,132)

Total Assets	¥12,289,504	¥12,526,978	$118,658,922

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Liabilities and Equity
Liabilities
Bonds and Notes (Note 8)	¥3,374,848	¥3,157,163	$32,585,197
Borrowings (Note 9)	6,601,478	6,978,546	63,739,296
Other Liabilities (Notes 10 and 22)	146,235	156,880	1,411,945
Reserve for Employee Retirement Benefits (Note 20)	31,935	31,432	308,344
Acceptances and Guarantees (Note 11)	102,067	126,833	985,495

Total Liabilities	¥10,256,565	¥10,450,856	$99,030,277

Equity
Capital	¥1,272,286	¥1,272,286	$12,284,310
Retained Earnings (Note 13)	830,329	860,006	8,017,083
Net Unrealized (Losses) Gains on Available-for-sale Securities, Net of Taxes (Note 25(3))	(1,294)	12,300	(12,499)
Net Deferred Hedge Losses, Net of Taxes	(71,470)	(72,039)	(690,071)

Total	2,029,850	2,072,553	19,598,823
Minority Interests	3,088	3,567	29,822

Total Equity	¥2,032,938	¥2,076,121	$19,628,645

Total Liabilities and Equity	¥12,289,504	¥12,526,978	$118,658,922

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Income
Interest Income	¥141,788	¥313,618	$1,369,008
Interest on Loans	135,802	306,462	1,311,212
Interest and Dividends on Securities	4,743	4,578	45,802
Interest on Reverse Repurchase Agreements	570	1,577	5,510
Interest on Due from Banks	669	995	6,461
Other Interest Income	2	3	23
Fees and Commissions (Note 14)	3,037	4,995	29,323
Other Operating Income (Note 15)	1,699	534	16,413
Other Ordinary Income (Note 16)	17,265	53,505	166,704
Collection of Written-off Claims	1,798	1,982	17,363
Gains on Sales of Fixed Assets	0	68	8

Total Income	¥165,589	¥374,705	$1,598,819

Expenses
Interest Expense	¥91,936	¥209,382	$887,672
Interest on Bonds and Notes	27,200	45,130	262,629
Interest on Borrowings	59,764	148,962	577,042
Other Interest Expense	4,971	15,288	48,001
Fees and Commissions (Note 17)	5	29	57
Other Operating Expenses (Note 18)	7,048	21,721	68,053
General and Administrative Expenses	16,454	29,909	158,870
Other Ordinary Expenses (Note 19)	79,197	61,813	764,672
Losses on Sales of Fixed Assets	29	13	284

Total Expenses	¥194,670	¥322,869	$1,879,608

(Loss) Income before Income Taxes and Minority Interests	¥(29,081)	¥51,835	$(280,789)

Income Taxes (Note 2(o))	¥(15)	¥0	$(147)
Current	2	13	22
Deferred	(17)	(13)	(169)

Minority Interests in Net Loss	(414)	(773)	(4,007)

Net (Loss) Income	¥(28,651)	¥52,608	$(276,635)

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Cash Flows from Operating Activities
(Loss) Income before Income Taxes and Minority Interests	¥(29,081)	¥51,835	$(280,789)
Depreciation	406	763	3,924
Amortization of Goodwill		91
Equity in Losses of affiliates	3,389	15,045	32,728
Gains on Changes in Equity	(461)		(4,455)
Increase (Decrease) in Allowance for Loan Losses	44,656	(34,797)	431,174
Increase in Allowance for Investment Losses	621	27	5,996
Increase in Reserve for Employee Retirement Benefits	502	1,874	4,854
Interest Income-Accrual Basis	(141,788)	(313,618)	(1,369,008)
Interest Expense-Accrual Basis	91,936	209,382	887,672
Gains on Securities	(1,698)	(416)	(16,398)
Losses on Money Held in Trust	6,430	15,656	62,089
Foreign Exchanges Losses (Gains)	11	(0)	115
Losses (Gains) on Sales of Fixed Assets	28	(55)	277
Compensation for Advance Redemption		(12,648)
Net Decrease in Loans	206,245	619,356	1,991,364
Net Increase in Bonds and Notes	217,685	485,518	2,101,820
Net Decrease in Borrowings	(377,067)	(945,389)	(3,640,704)
Net Increase in Due from Banks	(32,600)	(147,600)	(314,763)
Net (Increase) Decrease in Reverse Repurchase Agreements	(20,072)	86,903	(193,807)
Increase in Corporate Bonds, Equities and Other Securities	(8,711)	(129,498)	(84,117)
Interest Income-Cash Basis	143,011	316,487	1,380,822
Interest Expense-Cash Basis	(91,142)	(209,417)	(880,011)
Other-net	(5,540)	12,276	(53,491)

Sub-total	6,762	21,778	65,291
Refund of (Payments for) Income Taxes	658	(1,241)	6,362

Net Cash provided by Operating Activities	¥7,421	¥20,536	$71,653

Cash Flows from Investing Activities
Payments for Purchases of Securities	(105,315)	(100,577)	(1,016,857)
Proceeds from Sales of Securities	81,617	60,901	788,042
Proceeds from Redemption of Securities	10,000	20,000	96,553
Payments for Increase Money Held in Trust	(1,170)	(8,781)	(11,297)
Proceeds from Decrease Money Held in Trust	2,477	6,324	23,921
Payments for Purchases of Tangible Fixed Assets	(248)	(773)	(2,403)
Proceeds from Sales of Tangible Fixed Assets	2	120	21
Payments for Purchases of Intangible Fixed Assets	(2,721)	(1,373)	(26,273)

Net Cash used in Investing Activities	¥(15,358)	¥(24,160)	$(148,293)

Cash Flows from Financing Activities
Payment to National Treasury	(1,026)	(1,320)	(9,912)

Net Cash used in Financing Activities	¥(1,026)	¥(1,320)	$(9,912)

Foreign Currency Translation Adjustments on Cash and Cash Equivalents	¥(11)	¥0	$(115)

Net Decrease in Cash and Cash Equivalents	¥(8,976)	¥(4,944)	$(86,667)

Cash and Cash Equivalents at the Beginning of the Period and the Fiscal Year	¥31,306	¥36,250	$302,273

Cash and Cash Equivalents at the End of the Period and the Fiscal Year (Note 2(b))	¥22,330	¥31,306	$215,606

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Millions of yen
For the year ended March 31, 2008	Capital	Retained Earnings	Net Unrealized (Losses) Gains on Available-for-sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2007	¥1,272,286	¥809,898	¥21,539	¥(122,294)	¥1,981,429	¥4,234	¥1,985,663

Payment to National Treasury		(2,499)			(2,499)		(2,499)
Net Income		52,608			52,608		52,608
Net Changes in the year			(9,239)	50,254	41,015	(667)	40,348

Balance at March 31, 2008	¥1,272,286	¥860,006	¥12,300	¥(72,039)	¥2,072,553	¥3,567	¥2,076,121

	Millions of yen
For the six-month period ended September 30, 2008	Capital	Retained Earnings	Net Unrealized (Losses) Gains on Available-for-sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2008	¥1,272,286	¥860,006	¥12,300	¥(72,039)	¥2,072,553	¥3,567	¥2,076,121

Payment to National Treasury		(1,026)			(1,026)		(1,026)
Net Loss		(28,651)			(28,651)		(28,651)
Net Changes in the year			(13,595)	569	(13,026)	(478)	(13,504)

Balance at September 30, 2008	¥1,272,286	¥830,329	¥(1,294)	¥(71,470)	¥2,029,850	¥3,088	¥2,032,938

	Thousands of U.S. dollars (Note 1)
For the six-month period ended September 30, 2008	Capital	Retained Earnings	Net Unrealized (Losses) Gains on Available-for-sale Securities, Net of Taxes	Net Deferred Hedge Losses, Net of Taxes	Total	Minority Interests	Total Equity
Balance at March 31, 2008	$12,284,310	$8,303,629	$118,768	$(695,567)	$20,011,140	$34,445	$20,045,584

Payment to National Treasury		(9,912)			(9,912)		(9,912)
Net Loss		(276,635)			(276,635)		(276,635)
Net Changes in the year			(131,267)	5,496	(125,771)	(4,623)	(130,394)

Balance at September 30, 2008	$12,284,310	$8,017,083	$(12,499)	$(690,071)	$19,598,823	$29,822	$19,628,645

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”), its consolidated subsidiaries and an affiliate accounted for by the equity method in accordance with accounting principles generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

In preparing these consolidated financial statements, certain reclassifications and rearrangements have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan.

Except for those assets to be assumed by the Japanese Government pursuant to Article 15, Paragraph 2 of the Supplementary Provisions, DBJ contributed all assets and liabilities to DBJ Inc., which was established on October 1, 2008, pursuant to Article 9 of the Supplementary Provisions of the Development Bank of Japan Inc. Law. DBJ Inc. has succeeded substantially all of the rights and obligations of DBJ. Accordingly, the six-month period ended September 30, 2008 whereas the year ended March 31, 2008.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥103.57=$1.00, the effective exchange rate prevailing as of September 30, 2008, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Principles of Consolidation

(1)	Scope of Consolidation

Under the control or influence concept, companies in which DBJ, directly or indirectly, is able to exercise control over operations are fully consolidated. On September 8, 2006, the Accounting Standards Board of Japan (“ASBJ”) issued Practical Issues Task Force No.20, “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” which was effective for the period and the fiscal years ending on or after September 8, 2006. The practical solution clarifies how the control and influence concept should be practically applied to the consolidation scope of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics. DBJ applied this task force and consolidated 6 such collective investment vehicles for the six-month period ended September 30, 2008 and the year ended March 31, 2008, respectively.

(i)	consolidated subsidiaries

The number of consolidated subsidiaries as of September 30, 2008 and March 31, 2008 is 10, respectively. The Consolidated subsidiaries as of September 30, 2008 are as follows:

DBJ Business Investment Co., Ltd.

DBJ Corporate Investment Fund

DBJ Technology and New Business Creation Fund

DBJ Value Up Fund

DBJ Structured Investment Fund

DBJ Corporate mezzanine partners Co., Ltd.

DBJ Credit Line, Ltd.

New Business Investment Co., Ltd.

New Business Investment No.1 Investment Limited Liability Partnership

Financial Frontier Fund

(ii)	non-consolidated subsidiaries

The number of non-consolidated subsidiaries as of September 30, 2008 and March 31, 2008 is 22 and 21, respectively. Such subsidiaries as of September 30, 2008 are mainly as follows:

Asuka DBJ Investment LPS

GAD financial Service Limited

CITIC Japan Growth Partners, L.P.

Bridgehead Co., Ltd.

Non-consolidated subsidiaries are excluded from the scope of consolidation because such exclusion has no material impact on the consolidated financial statements in terms of total assets, net income, retained earnings or deferred hedge gains and losses.

(iii)	entities not considered to be subsidiaries where DBJ has more than a 50% ownership interest

The number of entities not considered to be subsidiaries where DBJ has more than a 50% ownership interest as of September 30, 2008 and March 31, 2008 is 5, respectively. Such entities as of September 30, 2008 are mainly as follows:

ADS Global Partners Ltd.

Wise Partners Co., Ltd.

These Entities are excluded from the scope of consolidation since DBJ’s intent is to nurture the venture business and not to exercise control over their operating and financing policies.

(2) Application of the Equity Method

Under the control or influence concept, non-consolidated subsidiaries and affiliates over which DBJ has the ability to exercise significant influence are accounted for by the equity method.

(i)	non-consolidated subsidiaries accounted for by the equity method

There are no non-consolidated subsidiaries accounted for by the equity method as of September 30, 2008 and March 31, 2008, respectively.

(ii)	affiliates accounted for by the equity method

The number of affiliates accounted for by the equity method as of September 30, 2008 and March 31, 2008 is 1, respectively. The affiliate accounted for by the equity method as of September 30, 2008 is as follows:

eBANK Corporation

(iii)	non-consolidated subsidiaries not accounted for by the equity method

The number of non-consolidated subsidiaries not accounted for by the equity method as of September 30, 2008 and March 31, 2008 is 22 and 21, respectively. Such subsidiaries as of September 30, 2008 are mainly as follows:

Asuka DBJ Investment LPS

GAD financial Service Limited

CITIC Japan Growth Partners, L.P.

Bridgehead Co., Ltd.

(iv)	affiliates not accounted for by the equity method

The number of affiliates not accounted for by the equity method as of September 30, 2008 and March 31, 2008 is 108 and 100, respectively. Such affiliates as of September 30, 2008 are mainly as follows:

Technology Alliance Investment, Ltd.

Asuka DBJ Partners Co., Ltd.

Intellectual Properties Development & Investment

Non-consolidated subsidiaries and affiliates that are not accounted for by the equity method have been excluded from the scope of the equity method because their aggregate effect in terms of net income, retained earnings and deferred gains and losses has no material impact on the consolidated financial statements of DBJ.

(v)	entities not considered to be affiliates where DBJ has greater than 20% but less than a majority of voting stock

The number of entities not considered to be affiliates where DBJ has greater than 20% but less than a majority of voting stock as of September 30, 2008 and March 31, 2008 is 13 and 10, respectively. Such entities as of September 30, 2008 are mainly as follows:

Global Insurance Corporation

Gordon Brothers Japan Co., Ltd.

Green Power Investment Corporation

These entities are not accounted for by the equity method because DBJ’s intent is to nurture the venture business and not to exercise significant influence on their operating and financing policies.

(3) Balance sheet Dates of Consolidated Subsidiaries

Balance sheet dates of consolidated subsidiaries are as follows

For the September 30 consolidation
June 30	1 subsidiary
September 30	9 subsidiaries

For the March 31 consolidation
December 31	1 subsidiary
March 31	9 subsidiaries

Consolidated subsidiaries are consolidated based on the financial statements that are prepared as of their interim or year-end balance sheet date.

The necessary adjustments are made in the consolidated financial statements to reflect material transactions that occur between the interim or year-end balance sheet date of the subsidiary and the consolidated balance sheet date.

(4) Valuation of Consolidated Subsidiaries’ Assets and Liabilities

Assets and liabilities of newly consolidated subsidiaries are measured at fair value at the date of acquisition of control.

(5) Elimination of Intercompany Balances and Transactions

All significant intercompany balances and transactions have been eliminated in consolidation. All material unrealized profit resulting from transactions between DBJ and its consolidated subsidiaries is eliminated.

(6) Amortization of Goodwill

The difference between the fair value of net assets and the cost of the acquired subsidiary is being amortized on a straight-line basis over the estimated beneficial period not exceeding 20 years. Minor differences are charged to income in the year of acquisition.

(b) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consist of cash on hand and due from banks.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from Banks” in the consolidated balance sheet is as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Cash and Due from Banks	¥206,530	¥182,916	$1,994,113
Time Deposits with Banks	(184,200)	(151,600)	(1,778,507)
Trust Money to Financial Agencies		(10)

Cash and Cash Equivalents	¥22,330	¥31,306	$215,606

(c) Securities

Held-to-maturity debt securities are stated at amortized cost with amortization computed on a straight-line basis, using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method). Other securities without market quotations are stated at cost or amortized cost computed using the weighted average method.

Investments in limited partnerships and other similar partnerships are accounted for at their original cost plus DBJ’s interest in earnings since acquisition and less any dividends received, based on their most recent financial statements.

Unrealized gains and losses on available-for-sale securities are included in equity, net of income taxes.

Securities which are held as trust assets in money held in trust accounts are valued in the same way as other securities.

(d) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value. Except for certain derivatives that are designated as hedging instruments as discussed below, gains or losses on derivative transactions are recognized in the statements of operations.

(e) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps which are used to hedge foreign currency fluctuations are not translated at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rates and foreign currency fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of the accrual method(*1) and foreign currency swap contracts which meet the hedging requirements of the assignment method(*2), under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to periodically evaluate their hedge effectiveness.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swaps are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge existing foreign currency assets or liabilities, a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(f) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(iii) Lease Assets

Depreciation for lease assets is computed under the straight-line method with zero residual value over the lease term.

(g) Long-lived Assets

DBJ reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

(h) Bonds and Notes Issuance Costs

“Bonds and Notes Issuance Costs” are charged to income as incurred.

(i) Foreign Currency Translation and Revaluation Method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the balance sheet date of the six-month period or the year end.

(j) Allowance for Loan Losses

DBJ provides on “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but are likely to become bankrupt, and for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Analysis Department, which is independent of the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totaled ¥50,887 million ($491,336 thousand) and ¥52,170 million for the six-month period ended September 30, 2008 and for the year ended March 31, 2008, respectively.

(k) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(l) Reserve for Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of a welfare pension fund plan and a lump-sum severance indemnity plan. The “Reserve for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors. Reserve for Employee Retirement Benefits includes the benefits for executive directors in the year ended March 31, 2008, which have been excluded in the six-month period ended September 30, 2008. It is accrued based on the projected benefit obligations and estimated pension plan assets at the six-month period and at year end. The actuarial gains or losses are recognized during the year they arise.

(m) Lease Transactions

Finance leases that do not involve transfer of ownership to the lessee have previously been accounted for using the same method as for operating leases. However, “Accounting Standard for Lease Transactions” (ASBJ Statement No.13, issued on March 30, 2007) and “Implementation Guidance for Accounting Standard for Lease Transactions” (ASBJ Guidance No.16) became effective from the six-month period and the year beginning on or after April 1, 2008, and DBJ adopted them from this period.

The Bank accounts for finance leases that do not involve transfer of ownership to the lessee as Lease assets in “Tangible fixed assets” or “Intangible fixed assets”. Finance lease transactions that do not involve transfer of ownership to the lessee, which commenced before April 1, 2008, are accounted for in the same method as for operating leases.

This change resulted in ¥170 million increase in Lease assets in “Tangible fixed assets”, ¥123 million increase in Lease assets in “Intangible fixed assets” and ¥254 million increase in Lease obligations in “other liabilities”, respectively. As a result, it does not have material impact on the consolidated statements of operations.

(n) Consumption taxes

Income and expenses subject to consumption taxes exclude related consumption taxes paid or received.

(o) Income Taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiaries are subject to income and local taxes.

Deferred income taxes are recorded based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reverse. The asset and liability method is used to determine deferred income taxes.

3. Securities

Securities as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Japanese Government Bonds	¥155,949	¥143,530	$1,505,735
Corporate Bonds	112,865	102,856	1,089,755
Equities	177,865	183,394	1,717,347
Other Securities	111,362	119,335	1,075,234

	¥558,042	¥549,117	$5,388,071

Notes:	1.	Investments in unconsolidated subsidiaries and affiliates included in “Equities” as of September 30, 2008 and March 31, 2008 are ¥13,635 million ($131,650 thousand) and ¥17,594 million, respectively. And investments in unconsolidated subsidiaries and affiliates included in “Other securities” as of September 30, 2008 and March 31, 2008 are ¥46,739 million ($451,282 thousand) and ¥40,912 million, respectively.
	2.	DBJ has contingent liabilities for guarantees of corporate bonds among Securities which were issued by private placement (Article 2 Paragraph 3 of Financial Instruments and Exchange Law) and amount to ¥3,280 million ($31,669 thousand) and ¥3,280 million as of September 30, 2008 and March 31, 2008, respectively.
	3.	There are no securities repledged as of September 30, 2008 and March 31, 2008, respectively. Securities accepted under repurchase agreements, can be sold or repledged. Securities neither sold nor repledged are ¥156,998 million ($1,515,869 thousand) and ¥136,925 million, respectively.
	4.

Other Securities with market value are considered impaired if there is a considerable decline in the market value below the acquisition cost and such decline is not believed to be recoverable. The difference between the acquisition cost and the market value is the loss for the six-month period and the year.

The criterion for determining “Considerable decline in market value” is as follows.

Market value is 50% or more lower than acquisition cost

Market value is 30% or more lower than acquisition cost, and such decline is not considered as recoverable

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the consolidated balance sheets as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Loans to Bankrupt Debtors	¥688	¥1,329	$6,648
Delinquent Loans	84,729	57,429	818,093
Loans Past Due Three Months or More	23	26	229
Restructured Loans	73,020	60,988	705,032

	¥158,462	¥119,774	$1,530,002

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of the allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as a reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, funds up to a pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of September 30, 2008 and March 31, 2008 are ¥274,879 million ($2,654,042 thousand), including ¥100,675 million ($972,052 thousand) being financed within one year and ¥327,665 million, including ¥153,869 million being financed within one year, respectively.

5. Other Assets

Other Assets as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Prepaid Expenses	¥155	¥145	$1,505
Accrued Income	40,094	41,157	387,129
Derivatives	13,863	20,585	133,856
Guarantee Deposits	465	484	4,496
Other	2,196	1,681	21,211

	¥56,776	¥64,054	$548,196

6. Tangible Fixed Assets

Tangible Fixed Assets as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Tangible Fixed Assets
Land	¥20,340	¥20,340	$196,395
Buildings	14,893	15,082	143,797
Equipment	500	300	4,828

Total	¥35,733	¥35,723	$345,020

Notes:	Accumulated Depreciation of Tangible Fixed Assets as of September 30, 2008 and March 31, 2008 is ¥ 21,021 million ($202,968 thousand) and ¥20,858 million, respectively.

7. Allowance for Loan Losses

Allowance for Loan Losses as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
General Allowance for Loan Losses	¥111,468	¥86,560	$1,076,260
Specific Allowance for Loan Losses	45,017	25,268	434,656

	¥156,485	¥111,828	$1,510,916

8. Bonds and Notes

Bonds and Notes as of September 30, 2008 and March 31, 2008 are as follows:

Description of Bonds and Notes	Issue date	Interest rate (%)	Maturity date	Millions of yen		Thousands of U.S. dollars (Note 1)
				As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Japanese Government- guaranteed Bonds 1-23	August 2000- August 2008	0.80 ~ 2.20	August 2010- June 2023	¥882,095	¥802,282	$8,516,897
Japanese Government- guaranteed Foreign Bond 67*[1]	September 1998	1.81	September 2028	25,081	25,083	242,167
Japanese Government- guaranteed Foreign Bonds 1-14	November 1999- November 2007	1.05 ~ 6.875	June 2010- November 2027	1,035,742	1,035,616	10,000,411
Japanese Government- underwritten Bonds 204-211*[2]*[3]	May 1998- December 1998	1.10 ~ 1.90	May 2008- December 2008	13,169 [13,169]	39,550 [39,550]	127,155 [127,155]
FILP Agency Domestic Bonds 5,7-52*[3]	October 2002- August 2008	0.40 ~ 2.74	September 2008- March 2047	1,364,662 [99,995]	1,204,692 [129,997]	13,176,230 [965,492]
FILP Agency Foreign Bond 1*[4]	June 2007	1.65	June 2012	49,945	49,937	482,238
Euro MTN Bonds	September 2008	3.142	September 2010	2,153		20,788
		2.032	September 2023	2,000		19,311

				¥3,374,848 [113,165]	¥3,157,163 [169,547]	$32,585,197 [1,092,647]

Notes:	1.	This bond is a government-guaranteed bond issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	2.	These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.
	3.	Figures indicated in brackets [ ] indicate the amounts to be redeemed within one year.
	4.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued are not government-guaranteed.

Scheduled redemptions of Bonds and Notes which will be assumed and repaid by Development Bank of Japan Inc. for subsequent years as of September 30, 2008 are as follows:

The period ending September 30,
2009	¥113,165	million	$1,092,647	thousand
2010	292,052		2,819,855
2011	464,510		4,484,990
2012	383,692		3,704,670
2013	299,950		2,896,114

9. Borrowings

Borrowings as of September 30, 2008 and March 31, 2008 are as follows:

	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars (Note 1)
			As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Borrowings
Long-term Borrowings	1.72	November 2008 – May 2028	¥6,601,478	¥6,978,546	$63,739,296

			¥6,601,478	¥6,978,546	$63,739,296

Scheduled redemptions of Borrowings which will be assumed and repaid by Development Bank of Japan Inc. for subsequent years as of September 30, 2008 are as follows:

The period ending September 30,
2009	¥1,012,322	million	$9,774,282	thousand
2010	901,709		8,706,281
2011	796,013		7,685,752
2012	698,469		6,743,934
2013	845,577		8,164,311

10. Other Liabilities

Other Liabilities as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Accrued Expenses	¥34,311	¥33,365	$331,293
Unearned Income	911	997	8,798
Deposits from Employees	159	199	1,543
Derivatives	107,659	115,499	1,039,484
Reserve for Bonus Payments	2,006	1,653	19,375
Other	1,186	5,164	11,452

	¥146,235	¥156,880	$1,411,945

11. Acceptances and Guarantees

Acceptances and Guarantees as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Guarantees	¥102,067	¥126,833	$985,495

	¥102,067	¥126,833	$985,495

12. Assets Pledged as Collateral

Securities Pledged as Collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥120,471 million ($1,163,189 thousand) as of September 30, 2008, and ¥123,155 million as of March 31, 2008.

13. Retained Earnings

A portion of net income of the parent company which has been calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to a provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

On May 30, 2008, DBJ paid ¥1,026 million ($9,912 thousand), attributable to the year ended March 31, 2008, to the National Treasury.

14. Fees and Commissions (Income)

Fees and Commissions (Income) for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Commissions	¥3,037	¥4,995	$29,323

	¥3,037	¥4,995	$29,323

15. Other Operating Income Other Operating Income for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Foreign Exchange Gains	¥	¥110	$
Other	1,699	423	16,413

	¥1,699	¥534	$16,413

16. Other Ordinary Income Other Ordinary Income for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Reversal of Allowance for Loan Losses	¥	¥24,307	$
Compensation for Advance Redemption		12,648
Gains on Sales of Equities and Other Securities	4,328	88	41,793
Gains on Money Held in Trust	976	1,281	9,432
Other	11,960	15,178	115,479

	¥17,265	¥53,505	$166,704

Notes:	1.	In the year ended March 31, 2008, Compensation for Advance Redemption, which was classified in “Unearned Income” and amortized over the term of the loans, is recognized in full as Income.
	2.	“Other” includes profit of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics, attributable to DBJ and its subsidiaries as the equity participants, ¥11,800 million ($113,935 thousand) for the six-month period ended September 30, 2008.

17. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Wire Transfer Service Charges	¥3	¥6	$31
Commissions	2	23	26

	¥5	¥29	$57

18. Other Operating Expenses Other Operating Expenses for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Foreign Exchange Losses	¥789	¥	$7,624
Bonds and Notes Issuance Costs	808	1,827	7,808
Losses on Derivative Instruments	548	14,167	5,293
Other	4,901	5,726	47,327

	¥7,048	¥21,721	$68,053

19. Other Ordinary Expenses Other Ordinary Expenses for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Provision for Allowance for Loan Losses	¥45,398	¥	$438,332
Provision for Investment Losses	1,214	1,392	11,729
Write-off of Loans	3,683	7,913	35,561
Losses on Sales of Equities and Other Securities	9	706	91
Write-off of Equities	10,441	723	100,818
Losses on Money Held in Trust	7,407	16,938	71,522
Other	11,042	34,137	106,621

	¥79,197	¥61,813	$764,672

Notes:	Losses on sale of loans included in “Other” are ¥198 million for the year ended March 31, 2008. Investment Losses on Affiliates accounted by the equity method and Costs on Derivative transactions included in “Other” are ¥15,045 million and ¥8,602 million for the year ended March 31, 2008, respectively.

20. Employee Retirement Benefits

Employees whose service with DBJ is terminated are, under most circumstances, entitled to retirement and pension benefits determined by reference to basic rates of pay at the time of termination, length of service and conditions under which the termination occurs. If the termination is involuntary, caused by retirement at the mandatory retirement age or caused by death, the employee is entitled to greater payment than in the case of voluntary termination.

Reserve for Employee Retirement Benefits as of September 30, 2008 and March 31, 2008 consisted of the following.

(a) The Funded Status of the Pension Plans

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Projected Benefit Obligation	¥(45,018)	¥(45,019)	$(434,664)
Fair Value of Plan Assets	13,082	13,586	126,319

Unfunded Pension Obligation	(31,935)	(31,432)	(308,344)

Net Amount Recognized on the Balance Sheet	(31,935)	(31,432)	(308,344)

Reserve for Employee Retirement Benefits	¥(31,935)	¥(31,432)	$(308,344)

Notes:	1.	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.
	2.	Reserve for Employee Retirement Benefits includes the benefits for executive directors in the year ended March 31, 2008, while it does not in the six-month period ended September 30, 2008.

(b) Components of Pension Cost

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Service Cost	¥694	¥1,389	$6,702
Interest Cost	449	887	4,342
Expected Return on Plan Assets	(33)	(74)	(328)
Amortization of Prior Service Cost
Amortization of Net Actuarial Gains/Losses	832	1,841	8,041

Net Pension Cost	¥1,942	¥4,043	$18,756

(c) Principal Assumptions Used

	As of September 30, 2008	As of March 31, 2008
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	0.5%	0.5%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

21. Lease Transactions

(a) Finance Lease Transactions

(The following is information for finance leases which commenced before April 1, 2008 and do not involve transfer of ownership to the lessee (See Note 2. (m)))

	Millions of yen
	As of September 30, 2008			As of March 31, 2008
	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥848	¥467	¥1,316	¥1,111	¥484	¥1,596
Less- Accumulated Depreciation Equivalents	(327)	(212)	(540)	(479)	(181)	(661)

Book Value Equivalents	¥521	¥254	¥775	¥631	¥302	¥934

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Equipment	Others	Total
Acquisition Cost Equivalents	$8,196	$4,516	$12,712
Less- Accumulated Depreciation Equivalents	(3,163)	(2,056)	(5,220)

Book Value Equivalents	$5,033	$2,459	$7,492

Future lease payments subsequent to the ends of the six-month period and year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Due in One Year or Less	¥265	¥304	$2,563
Due after One Year	517	634	4,996

	¥782	¥939	$7,559

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the six-month period ended September 30, 2008 amount to ¥181 million ($1,749 thousand), ¥174 million ($1,683 thousand) and ¥8 million ($78 thousand), respectively. The corresponding amounts for the year ended March 31, 2008 are ¥292 million, ¥282 million and ¥9 million, respectively.

Notes:	1. Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and that the residual value at the end of the lease term is zero.
2. Interest expense equivalents are defined as the difference between total lease payments and acquisition equivalents, and are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

Future lease payments subsequent to the ends of the six-month period and the year for operating leases are summarized below:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Due in One Year or Less	¥182	¥	$1,764
Due after One Year	242		2,341

	¥425	¥	$4,104

22. Deferred Tax Assets and Liabilities

Consolidated domestic subsidiaries are subject to Japanese national and local income taxes which, in the aggregate, resulted in a normal effective statutory tax rate of approximately 40.6% for the six-month period ended September 30, 2008 and for the year ended March 31, 2008, respectively.

The tax effects of significant temporary differences and loss carryforwards which resulted in deferred tax assets and liabilities as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Deferred Tax Assets:
Net Loss Carryforwards	¥1,384	¥541	$13,368
Enterprise Tax Payable	20	0	198
Allowance for Investment Losses	71	270	687
Losses on Available-for-sale Securities	1,058	604	10,220
Losses on Investment Securities	11,388		109,957
Other	365	3	3,529

Sub Total	14,288	1,420	137,960
Less- Valuation Allowance	(14,287)	(1,420)	(137,952)

Total Deferred Tax Assets	¥0	¥0	$8

Deferred Tax Liabilities:
Net Unrealized Losses on Available-for-sale Securities	(66)	(105)	(647)
Other		(17)

Total Deferred Tax Liabilities	¥(66)	¥(122)	$(647)

Net Deferred Tax Assets (Liabilities)	¥(66)	¥(122)	$(639)

Notes:	A reconciliation between the normal effective statutory tax rates for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 and the actual effective tax rates reflected in the accompanying consolidated statement of operations is not required under Japanese accounting standards due to such differences being immaterial.

23. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiaries are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries or offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

24. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swaps, currency swaps, forward foreign exchange contract and credit default swaps.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps, currency swaps and forward foreign exchange contract to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and to respond to the customers’ financial needs. DBJ does not hold or issue derivative financial instruments for trading purposes.

DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business within the limit of a certain definite amount of risk.

(c) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with the terms and conditions of the contract governing the transaction due to the counterparty’s bankruptcy or deteriorating business conditions.

With regards to derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and constantly monitors the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. With regards to credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(d) Risk Management Policies for Derivatives

The Treasury Department enters into and the ALM and Risk Management Department monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

(e) Supplementary explanation on Market Value of Derivatives

It should be noted that ‘Contract Value’ represents nominal contract value or notional principal amount used in determining the value of receipts or payments of interest, but this does not necessarily reflect the risks of derivative transactions themselves.

2. Information on Market Value of Derivatives

The market values of derivatives as of September 30, 2008 and March 31, 2008 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	As of September 30, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥2,510,410	¥2,410,410	¥9,997	¥9,997
Receive Float/ Pay Fixed	2,508,469	2,408,469	(9,989)	(9,989)

			¥7	¥7

	Millions of yen
	As of March 31, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥2,285,344	¥2,155,344	¥36,658	¥36,658
Receive Float/ Pay Fixed	2,585,303	2,155,303	(36,755)	(36,755)

			¥(96)	¥(96)

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	$24,238,776	$23,273,245	$96,531	$96,531
Receive Float/ Pay Fixed	24,220,035	23,254,504	(96,456)	(96,456)

			$75	$75

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

	Millions of yen
	As of September 30, 2008
	Contract Value					Unrealized Gain (Loss)
	Total		Over one year	Market Value
Over-the-Counter
Swaps	¥		¥	¥		¥
Forwards
Sold		¥30,903	¥		¥735		¥735
Bought		5,358			37		37

					¥773		¥773

	Millions of yen
	As of March 31, 2008
	Contract Value					Unrealized Gain (Loss)
	Total		Over one year	Market Value
Over-the-Counter
Swaps	¥		¥	¥		¥
Forwards
Sold		¥15,337	¥		¥402		¥402
Bought		100			(0)		(0)

					¥402		¥402

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Contract Value					Unrealized Gain (Loss)
	Total		Over one year	Market Value
Over-the-Counter
Swaps	$		$	$		$
Forwards
Sold		$293,381	$		$7,102		$7,102
Bought		51,734			365		365

					$7,467		$7,467

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statement of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

	Millions of yen
	As of September 30, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	¥1,081,765	¥656,575	¥(16,924)	¥(16,924)
Bought	583,295	159,605	615	615

			¥(16,308)	¥(16,308)

	Millions of yen
	As of March 31, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	¥1,107,506	¥1,107,506	¥(15,705)	¥(15,705)
Bought	602,416	602,416	868	868

			¥(14,836)	¥(14,836)

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Contract Value		Market Value	Unrealized Gain (Loss)
	Total	Over one year
Over-the-Counter
Credit Default Swap
Sold	$10,444,779	$6,339,440	$(163,411)	$(163,411)
Bought	5,631,899	1,541,043	5,945	5,945

			$(157,466)	$(157,466)

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statement of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

25. Market Value of Securities and Money Held in Trust

Market value of Securities, Money held in Trust and Negotiable Certificate of Deposit classified as “Cash and Due from banks” as of September 30, 2008 and March 31, 2008 are summarized below. The information about investments in subsidiaries and affiliates with market value is reported in the notes to the non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

	Millions of yen
	As of September 30, 2008
	Book Value		Market Value		Unrealized Gain (Loss)
					Net		Gain		(Loss)
Japanese Government Bonds	¥		¥		¥		¥		¥
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		46,530		46,377		(153)		283		(437)
Other

		¥46,530		¥46,377		¥(153)		¥283		¥(437)

	Millions of yen
	As of March 31, 2008
	Book Value		Market Value		Unrealized Gain (Loss)
					Net		Gain		(Loss)
Japanese Government Bonds	¥		¥		¥		¥		¥
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		46,501		46,663		162		522		(360)
Other

		¥46,501		¥46,663		¥162		¥522		¥(360)

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Book Value		Market Value		Unrealized Gain (Loss)
					Net		Gain		(Loss)
Japanese Government Bonds	$		$		$		$		$
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds		449,268		447,789		(1,480)		2,741		(4,220)
Other

		$449,268		$447,789		$(1,480)		$2,741		$(4,220)

Notes:	Market value is based on the closing price at the period and the year ends.

(c) Available-for-sale Securities with market values

	Millions of yen
	As of September 30, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value
			Net	Gain	(Loss)
Equities	¥35,894	¥35,505	¥(389)	¥8,575	¥(8,964)
Bonds	176,540	176,311	(228)	128	(357)
Japanese Government Bonds	155,890	155,949	58	127	(69)
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds	20,649	20,362	(287)	0	(288)
Other	2,400	1,600	(800)		(800)

	¥214,834	¥213,417	¥(1,417)	¥8,704	¥(10,121)

	Millions of yen
	As of March 31, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value
			Net	Gain	(Loss)
Equities	¥34,617	¥41,355	¥6,738	¥13,412	¥(6,674)
Bonds	162,181	164,639	2,457	2,881	(423)
Japanese Government Bonds	140,661	143,530	2,869	2,881	(11)
Japanese Local Government Bonds
Short-term Corporate Bonds	16,000	15,834	(165)		(165)
Corporate Bonds	5,520	5,274	(245)		(245)
Other	5,852	5,943	91	191	(100)

	¥202,651	¥211,938	¥9,287	¥16,485	¥(7,197)

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value
			Net	Gain	(Loss)
Equities	$346,573	$342,817	$(3,756)	$82,799	$(86,555)
Bonds	1,704,552	1,702,343	(2,209)	1,242	(3,451)
Japanese Government Bonds	1,505,170	1,505,735	565	1,233	(667)
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds	199,382	196,607	(2,774)	9	(2,784)
Other	23,173	15,448	(7,724)		(7,724)

	$2,074,297	$2,060,608	$(13,689)	$84,041	$(97,730)

Notes:	Book value above represents the market values determined based on the closing price at the six-month period and the year ends.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

	Millions of yen
	As of September 30, 2008
	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥90,164	¥6,061	¥43

	¥90,164	¥6,061	¥43

	Millions of yen
	As of March 31, 2008
	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥307	¥105	¥3,049

	¥307	¥105	¥3,049

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	$870,561	$58,523	$422

	$870,561	$58,523	$422

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥45,972	¥35,246	$443,879
Available-for-sale Securities
Unlisted Equities	128,725	142,038	1,242,880
Unlisted Corporate Bonds	0	0	1
Negotiable Certificate of Deposit	181,300	149,000	1,750,507
Other	63,022	113,392	608,503

	¥419,020	¥439,677	$4,045,769

(g) Change in Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity Debt Securities

	Millions of yen
	As of September 30, 2008
	Maturity
	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥87,413	¥155,495	¥22,118	¥3,787
Japanese Government Bonds	69,980	85,968
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds	17,433	69,527	22,118	3,787
Other	181,300

	¥268,713	¥155,495	¥22,118	¥3,787

	Millions of yen
	As of March 31, 2008
	Maturity
	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥36,240	¥129,873	¥76,519	¥3,754
Japanese Government Bonds	20,089	71,182	52,259
Japanese Local Government Bonds
Short-term Corporate Bonds	15,834
Corporate Bonds	317	58,691	24,260	3,754
Other	149,000		125

	¥185,240	¥129,873	¥76,645	¥3,754

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Maturity
	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$844,006	$1,501,357	$213,562	$36,565
Japanese Government Bonds	675,683	830,052
Japanese Local Government Bonds
Short-term Corporate Bonds
Corporate Bonds	168,323	671,305	213,562	36,565
Other	1,750,507

	$2,594,513	$1,501,357	$213,562	$36,565

2. Money Held in Trust

(a) Money Held in Trust for the Purpose of Investment

	Millions of yen
	As of September 30, 2008
	Book Value	Net Unrealized Loss on the Consolidated Statement of Operations
Money Held in Trust for the Purpose of Investment	¥14	¥(0)

	Millions of yen
	As of March 31, 2008
	Book Value	Net Unrealized Loss on the Consolidated Statement of Operations
Money Held in Trust for the Purpose of Investment	¥	¥

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Book Value	Net Unrealized Loss on the Consolidated Statement of Operations
Money Held in Trust for the Purpose of Investment	$141	$(3)

(b) Money Held in Trust Held to Maturity

Not applicable

(c) Other (other than for the purpose of investment and held to maturity)

	Millions of yen
	As of September 30, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥65,612	¥65,138	¥(474)	¥181	¥(652)

	Millions of yen
	As of March 31, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	¥74,417	¥74,454	¥410	¥674	¥(263)

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
			Unrealized Gain (Loss)
	Acquisition Cost	Market / Book Value	Net	Gain	(Loss)
Other Money Held in Trust	$633,509	$628,931	$(4,578)	$1,756	$(6,296)

3. Net Unrealized (Loss) Gain on Available-for-sale Securities

The breakdown of net unrealized (losses) gains on Available-for-sale Securities is as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Net Unrealized (Losses) Gains
Available-for-sale Securities	¥(1,020)	¥13,095	$(9,854)
Other Money Held in Trust	(656)	(263)	(6,334)
Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	(67)	(105)	(647)

	¥(1,743)	¥12,726	$(16,836)

Amount corresponding to Minority Interests	20	11	195
DBJ’s interest in net unrealized gain on available-for-sale securities held by affiliates accounted for by the equity method	¥428	¥(436)	$4,142

Net Unrealized (Losses) Gains on Available-for-sale Securities, Net of Taxes	¥(1,294)	¥12,300	$(12,499)

Notes:	Net unrealized (losses) gains included foreign currency translation adjustments on non-marketable securities denominated in foreign currency.

26. Subsequent Event

Development Bank of Japan Inc. (“DBJ Inc.”) was established on October 1, 2008 as a joint stock corporation under the Development Bank of Japan Inc. Law (Law No. 85 of 2007, as amended) (the “New DBJ Law”). Development Bank of Japan (the “predecessor”) contributed all assets and liabilities to DBJ Inc., in exchange for shares of DBJ Inc.’s common stock, and thereafter, upon transferring such shares to the Japanese Government, the predecessor was dissolved on October 1, 2008.

Except for those assets to be assumed by the Japanese Government pursuant to Article 15, Paragraph 2 of the Supplementary Provisions, DBJ Inc. has succeeded substantially all of the rights and obligations of the predecessor pursuant to the New DBJ Law.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Development Bank of Japan Inc.:

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan (the “Bank”) as of September 30, 2008 and March 31, 2008, and the related non-consolidated statements of operations and changes in equity for the six-month period ended September 30, 2008 and the year ended March 31, 2008, respectively, all expressed in Japanese yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of Development Bank of Japan as of September 30, 2008 and March 31, 2008, and the results of its operations for the six-month period ended September 30, 2008 and the year ended March 31, 2008, respectively, in conformity with accounting principles generally accepted in Japan.

As discussed in Note 20 to the non-consolidated financial statements, Development Bank of Japan was dissolved and Development Bank of Japan Inc. was established on October 1, 2008.

Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu

January 30, 2009

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Assets
Cash and Due from banks	¥197,567	¥161,741	$1,907,577
Reverse Repurchase Agreements (Note 3(3))	156,998	136,925	1,515,869
Money Held in Trust	24,744	25,720	238,920
Securities (Notes 3 and 10)	532,157	532,137	5,138,144
Loans (Note 4)	11,294,661	11,512,906	109,053,409
Other Assets (Note 5)	56,703	64,894	547,487
Tangible Fixed Assets (Note 6)	35,723	35,709	344,922
Intangible Fixed Assets	4,215	1,371	40,704
Customers’ Liabilities for Acceptances and Guarantees	148,067	172,833	1,429,639
Allowance for Loan Losses (Note 7)	(156,580)	(112,030)	(1,511,831)
Allowance for Investment Losses	(5,751)	(7,329)	(55,534)

Total Assets	¥12,288,508	¥12,524,880	$118,649,306

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Liabilities and Equity
Liabilities
Bonds and Notes	¥3,374,848	¥3,157,163	$32,585,197
Borrowings	6,555,478	6,932,546	63,295,152
Other Liabilities (Note 8)	146,069	156,728	1,410,341
Reserve for Employee Retirement Benefits	31,935	31,432	308,345
Acceptances and Guarantees (Note 9)	148,067	172,833	1,429,639

Total Liabilities	¥10,256,399	¥10,450,705	$99,028,674

Equity
Capital	¥1,272,286	¥1,272,286	$12,284,310
Retained Earnings (Note 11)	832,868	861,584	8,041,599
Other Retained Earnings	832,868	861,584	8,041,599
Statutory Reserve	1,147,916	1,113,186	11,083,486
Accumulated Deficit	(315,048)	(251,601)	(3,041,887)

Total Equity	¥2,105,154	¥2,133,870	$20,325,909
Net Unrealized (Losses) Gains on Available-for-sale Securities	(995)	13,084	(9,608)
Net Deferred Hedge Losses	(72,050)	(72,780)	(695,669)

Total Revaluation and Translation Adjustments	¥(73,045)	¥(59,695)	$(705,277)

Total Equity	¥2,032,108	¥2,074,175	$19,620,632

Total Liabilities and Equity	¥12,288,508	¥12,524,880	$118,649,306

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Income
Interest Income	¥140,833	¥314,084	$1,359,794
Interest on Loans	136,340	307,725	1,316,405
Interest and Dividends on Securities	3,291	3,815	31,776
Interest on Reverse Repurchase Agreements	570	1,577	5,511
Interest on Due from Banks	629	961	6,079
Other Interest Income	2	3	23
Fees and Commissions (Note 12)	2,981	4,836	28,785
Other Operating Income (Note 13)	1,698	589	16,399
Other Ordinary Income (Note 14)	17,550	53,251	169,452
Collection of Written-off Claims	1,798	1,982	17,363
Gains on Sales of Fixed Assets	0	68	7

Total Income	¥164,862	¥374,813	$1,591,800

Expenses
Interest Expense	¥91,719	¥208,866	$885,582
Interest on Bonds and Notes	27,200	45,130	262,628
Interest on Borrowings	59,547	148,446	574,952
Interest on Swaps (net)	4,964	15,273	47,931
Other Interest Expense	7	15	71
Fees and Commissions (Note 15)	5	23	57
Other Operating Expenses (Note 16)	6,704	18,811	64,734
General and Administrative Expenses	16,206	29,316	156,481
Other Ordinary Expenses (Note 17)	77,889	63,861	752,048
Losses on Sales of Fixed Assets	26	13	253

Total Expenses	¥192,552	¥320,891	$1,859,155

Net (Loss) Income	¥(27,689)	¥53,921	$(267,355)

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Millions of yen
	Capital	Retained Earnings		Net Unrealized (Losses) Gains on Available-for-sale Securities	Net Deferred Hedge Losses	Total Equity

For the year ended March 31, 2008		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2007	¥1,272,286	¥1,076,594	¥(266,430)	¥21,493	¥(122,367)	¥1,981,575

Transfer from Net income accounted under the DBJ Law to Statutory Reserve (Note 11)		36,592	(36,592)
Payment to National Treasury			(2,499)			(2,499)
Net Income			53,921			53,921
Net Changes in the year				(8,408)	49,586	41,177

Balance at March 31, 2008	¥1,272,286	¥1,113,186	¥(251,601)	¥13,084	¥(72,780)	¥2,074,175

	Millions of yen
	Capital	Retained Earnings		Net Unrealized (Losses) Gains on Available-for-sale Securities	Net Deferred Hedge Losses	Total Equity

For the six-month period ended September 30, 2008		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2008	¥1,272,286	¥1,113,186	¥(251,601)	¥13,084	¥(72,780)	¥2,074,175

Transfer from Net income accounted under the DBJ Law to Statutory Reserve (Note 11)		34,729	(34,729)
Payment to National Treasury			(1,026)			(1,026)
Net Loss			(27,689)			(27,689)
Net Changes in the year				(14,080)	730	(13,349)

Balance at September 30, 2008	¥1,272,286	¥1,147,916	¥(315,048)	¥(995)	¥(72,050)	¥2,032,108

	Thousands of U.S. dollars (Note 1)
	Capital	Retained Earnings		Net Unrealized (Losses) Gains on Available-for-sale Securities	Net Deferred Hedge Losses	Total Equity
For the six-month period ended September 30, 2008		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2008	$12,284,310	$10,748,157	$(2,429,292)	$126,340	$(702,720)	$20,026,794

Transfer from Net income accounted under the DBJ Law to Statutory Reserve (Note 11)		335,329	(335,329)
Payment to National Treasury			(9,912)			(9,912)
Net Loss			(267,355)			(267,355)
Net Changes in the year				(135,947)	7,051	(128,896)

Balance at September 30, 2008	$12,284,310	$11,083,486	$(3,041,887)	$(9,608)	$(695,669)	$19,620,632

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying non-consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards.

As consolidated statements of cash flows and certain disclosures are presented in the consolidated financial statements of DBJ, non-consolidated statements of cash flows and certain disclosures are not presented herein in accordance with accounting principles generally accepted in Japan.

In preparing these non-consolidated financial statements, certain reclassifications and rearrangements have been made to DBJ’s financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan.

Except for those assets to be assumed by the Japanese Government pursuant to Article 15, Paragraph 2 of the Supplementary Provisions, DBJ contributed all assets and liabilities to DBJ Inc., which was established on October 1, 2008, pursuant to Article 9 of the Supplementary Provisions of the Development Bank of Japan Inc. Law. DBJ Inc. has succeeded substantially all of the rights and obligations of DBJ. Accordingly, the six-month period ended September 30, 2008 whereas the year ended March 31, 2008.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥103.57=$1.00, the effective exchange rate prevailing as of September 30, 2008, has been used in the conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity debt securities are stated at amortized cost with amortization computed, on a straight-line basis, using the weighted average method. Investments in subsidiaries and affiliates are stated at cost computed using the weighted average method. Available-for-sale securities with readily available market quotations are stated at market value (cost is calculated principally using the weighted average method). Other securities without market quotations are stated at cost or amortized cost computed using the weighted average method.

Investments in limited partnerships and other similar partnerships are accounted for at their original cost plus DBJ’s interests in earnings since acquisition and less any dividends received, based on their most recent financial statements. However, regarding certain investments in limited partnerships, assets and liabilities are recorded in proportion to DBJ’s underlying interests based on their most recent financial statements.

Unrealized gains and losses on available-for-sale securities are included in equity.

Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as other securities.

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value. Except for certain derivatives that are designated as hedging instruments as discussed below, gains or losses on derivative transactions are recognized in the statements of operations.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps which are used to hedge the foreign currency fluctuations are not translated at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rates and foreign currency fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regards to both interest rate swap contracts which meet the hedging requirements of the accrual method(*1) and foreign currency swap contracts which meet the hedging requirements of the assignment method(*2) under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to periodically evaluate their hedge effectiveness.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where foreign currency swaps are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a foreign currency swap is executed to hedge existing foreign currency assets or liabilities, a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a foreign currency swap is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Fixed Assets

(i) Depreciation of Tangible Fixed Assets

Tangible Fixed Assets are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Amortization of Intangible Fixed Assets

Intangible Fixed Assets are amortized using the straight-line method.

(iii) Lease Assets

Depreciation for lease assets is computed under the straight-line method with zero residual value over the lease term.

(e) Long-lived assets

DBJ reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

(f) Bonds and Notes Issuance Costs

“Bonds and Notes Issuance Costs” are charged to income as incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the exchange rates prevailing at the balance sheet date of the six-month period or the year end.

(h) Allowance for Loan Losses

DBJ provides on “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but are likely to become bankrupt for which future cash flows cannot reasonably be estimated, is provided for at the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be recovered through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for as the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Analysis Department, which is independent of the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees which are deemed uncollectible, have been written-off, and totaled ¥50,887 million ($491,336 thousand) and ¥52,170 million for the six-month period ended September 30, 2008 and for the year ended March 31, 2008, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on investments.

(j) Reserve for Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of a welfare pension fund plan and a lump-sum severance indemnity plan.

The “Reserve for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors. Reserve for Employee Retirement Benefits includes the benefits for executive directors in the year ended March 31, 2008, which have been excluded in the six-month period ended September 30, 2008. It is accrued based on the projected benefit obligations and estimated pension plan assets at the six-month period and at year end. The actuarial gains or losses are recognized during the year they arise.

(k) Lease Transactions

Finance leases that do not involve transfer of ownership to the lessee have previously been accounted for using the same method as for operating leases. However, “Accounting Standard for Lease Transactions” (ASBJ Statement No.13, issued on March 30, 2007) and “Implementation Guidance for Accounting Standard for Lease Transactions” (ASBJ Guidance No.16) became effective from the six-month period and the year beginning on or after April 1, 2008, and DBJ adopted them from this period.

The Bank accounts for finance leases that do not involve transfer of ownership to the lessee as Lease assets in “Tangible fixed assets” or “Intangible fixed assets”. Finance lease transactions that do not involve transfer of ownership to the lessee, which commenced before April 1, 2008, are accounted for in the same method as for operating leases.

This change resulted in ¥170 million increase in Lease assets in “Tangible fixed assets”, ¥123 million increase in Lease assets in “Intangible fixed assets” and ¥254 million increase in Lease obligations in “other liabilities”, respectively. As a result, it does not have material impact on the non-consolidated statements of operations.

(l) Consumption taxes

Income and expenses subject to consumption taxes exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes.

3. Securities

Securities as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Japanese Government Bonds	¥155,949	¥143,530	$1,505,735
Corporate Bonds	96,936	87,022	935,954
Equities	169,934	185,767	1,640,772
Other Securities	109,337	115,816	1,055,682

	¥532,157	¥532,137	$5,138,144

Notes:

1.      Investments in subsidiaries and affiliates included in “Equities” as of September 30, 2008 and March 31, 2008 are ¥77,584 million ($749,100 thousand) and ¥86,808 million, respectively.

2.      DBJ has contingent liabilities for guarantees of corporate bonds among Securities which were issued by private placement (Article 2 Paragraph 3 of the Financial Instruments and Exchange Law) and amount to ¥3,280 million ($31,669 thousand) and ¥3,280 million as of September 30, 2008 and March 31, 2008, respectively.

3.      There are no securities repledged as of September 30, 2008 and March 31, 2008, respectively. Securities accepted under repurchase agreements can be sold or repledged. Securities neither sold nor repledged are ¥156,998 million ($1,515,869 thousand) and ¥136,925 million, respectively.

4       Other securities with market value are considered impaired if there is a considerable decline in the market value below the acquisition cost and such decline is not believed to be recoverable. The difference between the acquisition cost and the market value is the loss for the six-month period and the year.

The criterion for determining “Considerable decline in market value” is as follows.

Market value is 50% or more lower than acquisition cost

Market value is 30% or more lower than acquisition cost, and such decline is not considered as recoverable

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Loans to Bankrupt Debtors	¥688	¥1,329	$6,648
Delinquent Loans	84,729	57,429	818,093
Loans Past Due Three Months or More	23	26	229
Restructured Loans	73,020	60,988	705,032

	¥158,462	¥119,774	$1,530,002

Notes:

1.      The amounts of Loans indicated above are stated at gross amounts, before reduction of the allowance for loan losses.

2.      “Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.

3.      “Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulty.

4.      “Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.

5.      “Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as a reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, funds up to a pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of September 30, 2008 and March 31, 2008 are ¥219,879 million ($2,123,000 thousand), including ¥100,675 million ($972,052 thousand) being financed within one year and ¥268,665 million, including ¥153,869 million being financed within one year, respectively.

5. Other Assets

Other Assets as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Prepaid Expenses	¥142	¥135	$1,372
Accrued Income	41,509	42,766	400,784
Derivatives	13,859	20,510	133,819
Guarantee Deposits	429	441	4,151
Other	762	1,040	7,360

	¥56,703	¥64,894	$547,487

6. Tangible Fixed Assets Tangible Fixed Assets as of September 30, 2008 and March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Tangible Fixed Assets
Land	¥20,340	¥20,340	$196,395
Buildings	14,888	15,075	143,752
Equipment	494	293	4,776

Total	¥35,723	¥35,709	$344,922

Notes:       The Accumulated Depreciation of Tangible Fixed Assets as of September 30, 2008 and March 31, 2008 is ¥ 21,008 million ($ 202,842 thousand) and ¥ 20,845 million, respectively.

7. Allowance for Loan Losses

Allowance for Loan Losses as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
General Allowance for Loan Losses	¥111,563	¥86,762	$1,077,175
Specific Allowance for Loan Losses	45,017	25,268	434,656

	¥156,580	¥112,030	$1,511,831

8. Other Liabilities Other Liabilities as of September 30, 2008 and March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Accrued Expenses	¥34,236	¥33,346	$330,565
Unearned Income	911	997	8,798
Deposits from Employees	159	199	1,543
Derivatives	107,659	115,499	1,039,484
Reserve for Bonus Payments	2,006	1,653	19,375
Other	1,095	5,032	10,576

	¥146,069	¥156,728	$1,410,341

9. Acceptances and Guarantees

Acceptances and Guarantees as of September 30, 2008 and March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Guarantees	¥148,067	¥172,833	$1,429,639

	¥148,067	¥172,833	$1,429,639

10. Assets Pledged as Collateral

Securities pledged as collateral in Real Time Gross Settlement for bank deposits at the Bank of Japan are ¥120,471 million ($1,163,189 thousand) as of September 30, 2008 and ¥123,155 million as of March 31, 2008, respectively.

11. Retained Earnings

A portion of net income which has been calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to a provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

On May 30, 2008, DBJ paid ¥1,026 million ($9,912 thousand), attributable to the year ended March 31, 2008, to the National Treasury.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Commissions	¥2,981	¥4,836	$28,785

	¥2,981	¥4,836	$28,785

13. Other Operating Income Other Operating Income for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:
	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Foreign Exchange Gains	¥	¥166	$
Other	1,698	422	16,399

	¥1,698	¥589	$16,399

14. Other Ordinary Income

Other Ordinary Income for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen			Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008		For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Reversal of Allowance for Loan Losses	¥		¥24,221	$
Reversal of Allowance for Investment Losses
Compensation for Advance Redemption			12,648
Gains on Sales of Equities and Other Securities		4,328	66	41,791
Gains on Money Held in Trust		976	1,281	9,432
Other		12,244	15,033	118,228

		¥17,550	¥53,251	$169,452

Notes:	1.	In the year ended March 31, 2008, Compensation for Advance Redemption, which was classified in “Unearned Income” and amortized over the term of the loans, is recognized in full as Income.
	2.	“Other” includes profit of collective investment vehicles, such as limited partnerships, Tokumei Kumiai and other entities with similar characteristics, attributable to DBJ and its subsidiaries as the equity participants, ¥11,769 million ($113,643 thousand) for the six-month period ended September 30, 2008.

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008	For the six-month period ended September 30, 2008
Wire Transfer Service Charges	¥3	¥6	$31
Commissions	2	17	26

	¥5	¥23	$57

16. Other Operating Expenses

Other Operating Expenses for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen			Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008		For the six-month period ended September 30, 2008
Foreign Exchange Losses	¥775	¥		$7,489
Bonds and Notes Issuance Costs	808		1,827	7,808
Losses on Derivative Instruments	548		14,167	5,293
Other	4,571		2,815	44,143

	¥6,704		¥18,811	$64,734

17. Other Ordinary Expenses

Other Ordinary Expenses for the six-month period ended September 30, 2008 and for the year ended March 31, 2008 are as follows:

	Millions of yen			Thousands of U.S. dollars (Note 1)
	For the six-month period ended September 30, 2008	For the year ended March 31, 2008		For the six-month period ended September 30, 2008
Provision for Allowance for Loan Losses	¥45,290	¥		$437,298
Provision for Investment Losses	3,396		5,820	32,793
Write-off of Loans	3,683		7,913	35,561
Losses on Sales of Equities and Other Securities			85
Write-off of Equities	18,092		31,200	174,693
Losses on Money Held in Trust	6		383	61
Other	7,420		18,456	71,642

	¥77,889		¥63,861	$752,048

18. Lease Transactions

(a) Finance Lease Transactions

(The following is information for finance leases which commenced before April 1, 2008 and do not involve transfer of ownership to the lessee (See Note 2. (m)))

	Millions of yen
	As of September 30, 2008			As of March 31, 2008
	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥838	¥467	¥1,306	¥1,098	¥480	¥1,579
Less- Accumulated Depreciation Equivalents	(323)	(212)	(536)	(474)	(179)	(654)

Book Value Equivalents	¥514	¥254	¥769	¥623	¥301	¥925

	Thousands of U.S. dollars (Note 1)
	As of September 30, 2008
	Equipment	Others	Total
Acquisition Cost Equivalents	$8,099	$4,516	$12,615
Less- Accumulated Depreciation Equivalents	(3,128)	(2,056)	(5,184)

Book Value Equivalents	$4,971	$2,459	$7,431

Future lease payments subsequent to the ends of the six-month period and the year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Due in One Year or Less	¥263	¥301	$2,545
Due after One Year	512	629	4,952

	¥776	¥930	$7,497

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the six-month period ended September 30, 2008 amount to ¥179 million ($1,733 thousand), ¥172 million ($1,669 thousand) and ¥7 million ($77 thousand), respectively. The corresponding amounts for the year ended March 31, 2008 are ¥289 million, ¥279 million and ¥9 million, respectively.

Notes:	1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and that the residual value at the end of the lease term is zero.
	2.	Interest expenses equivalents are defined as the difference between total lease payments and acquisition equivalents, and are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

Future lease payments subsequent to the ends of the six-month period and the year for operating leases are summarized below:

	Millions of yen		Thousands of U.S. dollars (Note 1)
	As of September 30, 2008	As of March 31, 2008	As of September 30, 2008
Due in One Year or Less	¥182	¥	$1,764
Due after One Year	242		2,341

	¥425	¥	$4,104

19. Market Value of Securities

Market value of Securities, excluding investments in subsidiaries and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiaries with market value as of September 30, 2008 and March 31, 2008.

20. Subsequent Event

Development Bank of Japan Inc. (“DBJ Inc.”) was established on October 1, 2008 as a joint stock corporation under the Development Bank of Japan Inc. Law (Law No. 85 of 2007, as amended) (the “New DBJ Law”). Development Bank of Japan (the “predecessor”) contributed all assets and liabilities to DBJ Inc., in exchange for shares of DBJ Inc.’s common stock, and thereafter, upon transferring such shares to the Japanese Government, the predecessor was dissolved on October 1, 2008.

Except for those assets to be assumed by the Japanese Government pursuant to Article 15, Paragraph 2 of the Supplementary Provisions, DBJ Inc. has succeeded substantially all of the rights and obligations of the predecessor pursuant to the New DBJ Law.